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                                                                    EXHIBIT 11.1

                      DM MANAGEMENT COMPANY AND SUBSIDIARY

                          QUARTERLY REPORT ON FORM 10-Q



                        COMPUTATION OF PER SHARE EARNINGS



                                                                           THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                        -------------------------       -------------------------

                                                                        SEPT. 27,       SEPT. 28,       SEPT. 27,       SEPT. 28,
                                                                          1997            1996            1997            1996
                                                                        ---------       ---------       ---------       ---------
PRIMARY:
Weighted-average shares of  common stock outstanding
     during the period .............................................    4,667,075       4,311,779       4,575,151       4,298,622

Assumed exercise of options ........................................      601,061         418,624         551,918         358,108
                                                                        ---------       ---------       ---------       ---------

Weighted-average common and common equivalent shares
     outstanding ...................................................    5,268,136       4,730,403       5,127,069       4,656,730
                                                                        =========       =========       =========       =========

                                                                           THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                        -------------------------       -------------------------

                                                                        SEPT. 27,       SEPT. 28,       SEPT. 27,       SEPT. 28,
                                                                          1997            1996            1997            1996
                                                                        ---------       ---------       ---------       ---------

FULLY DILUTED:
Weighted-average shares of  common stock outstanding
     during the period .............................................    4,667,075       4,311,779       4,575,151       4,298,622

Assumed exercise of options ........................................      640,753         418,680         694,883         394,280
                                                                        ---------       ---------       ---------       ---------

Weighted-average common and common equivalent shares
     outstanding ...................................................    5,307,828       4,730,459       5,270,034       4,692,902
                                                                        =========       =========       =========       =========